UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2023

Ouster, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39463	86-2528989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Treat Avenue

San Francisco, California 94110

(Address of principal executive offices) (Zip Code)

(415) 949-0108

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OUST	New York Stock Exchange
Warrants to purchase common stock	OUST WS	New York Stock Exchange
Warrants to purchase common stock expiring 2025	OUST WSA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 22, 2023, Ouster, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “2023 Annual Meeting”). At the 2023 Annual Meeting, a total of 22,214,760 shares of common stock were present in person or represented by proxy, representing approximately 57.36% of the Company’s outstanding common stock as of April 27, 2023, the record date for the 2023 Annual Meeting. The following are the voting results for the proposals considered and voted upon at the 2023 Annual Meeting, each of which was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 1, 2023.

Item 1 - Election of two Class II directors to serve until the Company’s 2026 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Virginia Boulet	9,363,468	1,544,990	11,306,302
Riaz Valani	10,468,198	440,260	11,306,302

Item 2 - Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
21,329,733	771,830	113,197	0

Item 3 - Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
9,818,711	642,915	446,832	11,306,302

Based on the foregoing votes, each of Virginia Boulet and Riaz Valani was elected as a Class II director, Item 2 was approved and Item 3 was approved. No other items were presented for shareholder approval at the 2023 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUSTER, INC.

Date: June 22, 2023	By:	/s/ Megan Chung
Name: Megan Chung
Title: General Counsel and Secretary